EXHIBIT 5.1

Dykema Gossett PLLC

400 Renaissance Center Detroit, Michigan 48243 www.DYKEMA.com Tel:(313)568-6800 Fax:(313)568-6832

June 27, 2005

ITC Holdings Corp.
39500 Orchard Hill Place, Suite 200
Novi, Michigan 48375

Re:
Registration Statement on Form S-1 (No. 333-123657) filed by ITC Holdings Corp.
on March 29, 2005, as amended (the "Registration Statement")

Ladies and Gentlemen:

We have acted as counsel for ITC Holdings Corp., a Michigan corporation (the "Company"), in connection with the preparation of the Registration Statement filed by the Company with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 12,500,000 shares of common stock, without par value, of the Company (the "Shares"). The Shares are to be sold in a firm commitment underwritten offering, as described in the Registration Statement.

In acting as counsel for the Company, we have examined the proceedings taken in connection with this sale and issuance of the Shares and we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that upon approval by the Company's Board of Directors, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Dykema Gossett PLLC